UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 9, 2010

(Date of earliest event reported)

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-6404 (Commission File Number)	44-0651207 (I.R.S. Employer Identification Number)

1415 Louisiana, Suite 4100, Houston, Texas 77001

(Address of principal executive offices, including zip code)

(713) 336-0844

(Registrant's telephone number, including area code)

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2010, board of directors of Gateway Energy Corporation (the “Company”) appointed Jill Marlatt, age 26, as the Company’s Controller, Treasurer and Secretary.  Mrs. Marlatt has been employed with Gateway since July 2009, previously as the Senior Accountant.  She has significant experience in the analysis of financial statements and preparation of filings with the Securities and Exchange Commission.  From September 2007 to July 2009, she was an auditor for Ernst & Young with a focus in the energy sector.  Mrs. Marlatt graduated with a B.A. in Accounting and Masters in Finance, Texas A&M University.

 Item 8.01                     Other Events.

On June 9, 2010, the board of directors of the Company appointed the following directors to the committees indicated below:

Audit Committee	Compensation Committee*	Nominating Committee*
John O. Niemann, Jr. (Chair)	David F. Huff	Paul G. VanderLinden, III
David F. Huff	Perin Greg deGeurin	Frederick M. Pevow, Jr.
John A. Raasch	Paul G. VanderLinden, III	John A. Raasch

* Chairman to be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEWAY ENERGY CORPORATION

By:	/s/ Frederick M. Pevow, Jr
Frederick M. Pevow, Jr
President and Chief Executive Officer

Date:  June 9, 2010